UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2013

Naked Brand Group Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52381	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2 – 34346 Manufacturers Way, Abbotsford, BC  V2S 7M1
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 877.592.4767

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Please see the disclosure under Item 2.03 of this current report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 1, 2013, we issued a promissory note to one non-US investor in the principal amount of $75,000 plus accrued and unpaid interest.  The promissory note is payable in full on February 1, 2014, and bears interest at the rate of 10% per annum and payable at maturity.

We may repay the promissory note at any time on or before maturity without notice, bonus or penalty.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Promissory Note dated August 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAKED BRAND GROUP INC.

By:

/s/ Alex McAulay
Name:   Alex McAulay
              Chief Financial Officer and Secretary

Date: August 7, 2013